EXHIBIT 10.13

FIRST AMENDMENT TO
ACKNOWLEDGMENT AGREEMENT
WITH MARC A. SPROUSE

THIS FIRST AMENDMENT TO ACKNOWLEDGMENT AGREEMENT WITH MARC A. SPROUSE (this “Amendment”), effective as of June 4, 2009, is by and between First Sentry Bancshares, Inc., a West Virginia corporation (“First Sentry Bancshares”), First Sentry Bank, a wholly-owned subsidiary of First Sentry Bancshares, Guaranty Financial Services, Inc., a West Virginia corporation (“Guaranty Financial”), Guaranty Bank & Trust Co. (“Guaranty Bank”), a wholly-owned subsidiary of Guaranty Financial, and Marc A. Sprouse (“Mr. Sprouse”), and amends the Acknowledgment Agreement (the “Acknowledgment Agreement”), dated as of August 21, 2008, by and between First Sentry Bancshares, First Sentry Bank, Guaranty Financial, Guaranty Bank, and Mr. Sprouse.  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

WHEREAS, First Sentry and Guaranty Financial have entered into an Agreement and Plan of Merger on August 21, 2008 (the “Merger Agreement”), pursuant to which Guaranty Financial will be merged into First Sentry Bancshares (the “Merger”), and thereafter the separate corporate existence of Guaranty Financial will cease; and

WHEREAS, the Board of Directors of each of First Sentry Bancshares and Guaranty Financial adopted an amendment to the Merger Agreement as June 4, 2009 (the “Merger Agreement Amendment”); and

WHEREAS, the parties to the Acknowledgment Agreement desire to amend the Acknowledgment Agreement in order to proceed with the Merger in accordance with the terms of the Merger Agreement, as amended by the Merger Agreement Amendment.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the parties hereto agree to hereby amend the Acknowledgment Agreement as follows:

Section 1.  New Paragraph to the Acknowledgment Agreement.  The following paragraph is hereby added to the end of the Acknowledgment Agreement to read in its entirety as follows:

“I understand that pursuant to Section 7.8.5 of the Merger Agreement, as amended, I am eligible to receive a retention bonus (the “Retention Bonus”) in the amount of $54,000, which shall be payable by First Sentry in a single cash lump sum distribution at the Effective Time, provided that I am still employed with Guaranty Financial through the Effective Time.  Notwithstanding the foregoing, I hereby acknowledge and agree that my receipt of the Retention Bonus is conditioned upon the satisfaction of the shareholder approval requirements of Treasury Regulation Section 1.280G-1, Q&A: 7 with respect to the Retention Bonus.  If the shareholder approval requirements of Treasury Regulation Section 1.280G-1, Q&A: 7 are not satisfied with respect to the Retention Bonus, I shall not be entitled to receive the Retention Bonus.”

Section 2.  Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the dates provided below.

EXECUTIVE	DATE

/s/ Marc A. Sprouse	6/8/09
Marc A. Sprouse

GUARANTY FINANCIAL SERVICES, INC.	DATE
/s/ Marshall E. Cartwright	6/8/09
By:
Its:

GUARANTY BANK & TRUST CO.	DATE
/s/ Marshall E. Cartwright	6/8/09
By:
Its:

FIRST SENTRY BANCSHARES, INC.	DATE

/s/ Geoffrey S. Sheils	6/4/09
By: Geoffrey S. Sheils
Its: President & CEO

FIRST SENTRY BANK	DATE

/s/ Geoffrey S. Sheils	6/4/09
By: Geoffrey S. Sheils
Its: President & CEO